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                                                                EXHIBIT 10.16(c)



                                 ASSIGNMENT AND
                              CONSENT TO ASSIGNMENT


         THIS ASSIGNMENT AND CONSENT TO ASSIGNMENT ("Assignment") is made and entered into this 1st day of March, 1999, by and among UNION PACIFIC FUELS, INC. ("UPFI"), UNION PACIFIC RESOURCES COMPANY ("UPRC") and KERN RIVER GAS TRANSMISSION COMPANY ("Kern River").

                                    RECITALS:

         WHEREAS, Kern River and UPFI are parties to that certain Transportation Agreement dated December 15, 1989 (Contract 1005), as amended, and that certain Transportation Agreement dated December 7, 1990 (collectively, the "Transportation Agreements"); and

         WHEREAS, UPFI desires to assign the Transportation Agreements to UPRC;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Kern River, UPFI and UPRC do hereby agree as follows:

                                   AGREEMENT:

         1. UPFI hereby assigns to UPRC all of UPFI's rights, interest and obligations arising out of and to be received or performed under the Transportation Agreements.

         2. UPRC accepts such assignment of UPFI's rights, interests and obligations under the Transportation Agreements. UPRC will have the rights and obligations of the "Shipper" under the Transportation Agreements and will be bound by the obligations of UPFI under the Transportation Agreements to the same extent as UPRC would be bound if UPRC, rather than UPFI, were the signatory to the Agreements and identified as "Shipper" in the recitals, and to the same extent as if UPRC's name appeared in the Transportation Agreements in each place where appears the name "UPFI." UPRC will receive any refunds or adjustments due to UPFI with respect to Assignment, and UPRC will fulfill the obligations of UPFI with respect to the Transportation Agreements that arose prior to the effective date of this Assignment, including the obligations to pay demand charges applicable to such service.


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         3.       Kern River consents to the assignment of the Transportation
                  Agreements from UPFI to UPRC, and Kern River relieves UPFI of any responsibilities or obligations arising under the Transportation Agreements for services after March 31, 1999.

         4. In accordance with Section 17.1 of the Transportation Agreements, this Assignment shall become effective on April 1, 1999; provided, however, UPRC may itself, or through an agent, nominate under the Transportation Agreements on March 31, 1999, for the gas day April 1, 1999.

         5. This Assignment shall be binding upon and inure to the benefit of the parties hereto and any successors or assigns of such parties.

         6.       This Assignment may be executed in any number of counterparts.

         IN WITNESS WHEREOF, Kern River, UPFI and UPRC have caused this Assignment to be duly executed as of the date first written above


                           KERN RIVER GAS TRANSMISSION
                              COMPANY


                            By:
                                ------------------------------------------------
                            Name:  Larry E. Larsen
                            Title: Vice President-Customer Services and Rates


                            UNION PACIFIC FUELS, INC.



                            By:
                                ------------------------------------------------
                            Name:  Troy M. Smith
                            Title: Manager, Transportation


                            UNION PACIFIC RESOURCES COMPANY


                            By:
                                ------------------------------------------------
                            Name:  Robert E. Lindsey
                            Title: Attorney-In-Fact